CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions
"Board of Trustees and Oversight
Committees" and "Independent Auditors" in the Statement of
Additional Information and to the use of our report dated
November 8, 2002 in the Registration Statement (Form N-1A
Nos. 333-100700 and 811-21208) and related Prospectus of
Oppenheimer Multi Cap Value Fund.

 ERNST & YOUNG LLP

/s/ Ernst & Young LLP

New York, New York
November 8, 2002